Exhibit 99.1

Terra restarts Donaldsonville facility

Sioux City, Iowa (March 4, 2009)—Terra Industries Inc. (NYSE symbol: TRA) has resumed production at its Donaldsonville, La. manufacturing facility, which has been idle since Dec. 9, 2008. Terra had elected to idle the plant for needed repairs during a period when it was more economical to import ammonia to fulfill ongoing sales commitments that would normally be met with Donaldsonville production. Repairs have now been completed, inventory has been reduced, and under current market conditions it has become economical for Terra to restart the facility.

The Donaldsonville facility has the capacity to produce 500,000 tons of ammonia per year.

About Terra
Terra Industries Inc., with 2008 revenues of $2.9 billion, is a leading North American producer and marketer of nitrogen products.

Forward-looking statement
Certain statements in this new release may constitute “forward-looking” statements within the meaning of the Private Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These include, among others, statements relating to:

•	financial markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

•	product mix,

•	the seasonality of demand patterns,

•	weather conditions,

•	environmental and other government regulation, and

•	agricultural regulations.

Additional information as to these factors can be found in Terra’s 2007 Annual Report/10-K, in the section entitled “Business,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Notes to the consolidated financial statements.

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Note: Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.